Exhibit 99.2

Regions Financial Corporation and Subsidiaries

Financial Supplement

First Quarter 2012

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Consolidated Balance Sheets (unaudited)

	Quarter Ended
($ amounts in millions)	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11

Assets:
Cash and due from banks	$2,036	$2,132	$2,000	$2,271	$2,042
Interest-bearing deposits in other banks	5,270	4,913	6,009	5,452	4,937
Federal funds sold and securities purchased under agreements to resell	167	200	254	251	341
Trading account assets	1,127	1,266	1,462	1,223	1,284
Securities available for sale	27,177	24,471	24,635	23,828	24,702
Securities held to maturity	15	16	18	21	22
Loans held for sale	1,054	1,193	1,012	1,141	1,552
Loans, net of unearned income	76,720	77,594	79,447	81,176	81,371
Allowance for loan losses	(2,530)	(2,745)	(2,964)	(3,120)	(3,186)

Net loans	74,190	74,849	76,483	78,056	78,185
Other interest-earning assets	1,054	1,085	1,081	1,207	1,214
Premises and equipment, net	2,350	2,375	2,399	2,481	2,528
Interest receivable	397	361	422	354	441
Goodwill	4,816	4,816	5,561	5,561	5,561
Mortgage servicing rights (MSRs)	199	182	182	268	282
Other identifiable intangible assets	420	449	478	420	358
Other assets	8,010	8,742	7,766	8,374	8,307

Total assets	$128,282	$127,050	$129,762	$130,908	$131,756

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$29,707	$28,266	$28,296	$28,148	$27,480
Interest-bearing	67,431	67,361	67,642	68,183	68,889

Total deposits	97,138	95,627	95,938	96,331	96,369
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	2,287	2,333	1,969	1,740	2,218
Other short-term borrowings	621	734	974	982	964

Total short-term borrowings	2,908	3,067	2,943	2,722	3,182
Long-term borrowings	7,196	8,110	10,140	11,646	12,197

Total borrowed funds	10,104	11,177	13,083	14,368	15,379
Other liabilities	3,506	3,747	3,478	3,321	3,389

Total liabilities	110,748	110,551	112,499	114,020	115,137

Stockholders’ equity:
Preferred stock, Series A	3,429	3,419	3,409	3,399	3,389
Common stock	15	13	13	13	13
Additional paid-in capital	19,939	19,060	19,059	19,052	19,047
Retained earnings (deficit)	(4,395)	(4,527)	(3,913)	(4,000)	(4,043)
Treasury stock, at cost	(1,394)	(1,397)	(1,397)	(1,399)	(1,400)
Accumulated other comprehensive income (loss), net	(60)	(69)	92	(177)	(387)

Total stockholders’ equity	17,534	16,499	17,263	16,888	16,619

Total liabilities and stockholders’ equity	$128,282	$127,050	$129,762	$130,908	$131,756

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Consolidated Statements of Operations (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11

Interest income on:
Loans, including fees	$812	$854	$867	$856	$867
Securities:
Taxable	174	166	177	208	207
Tax-exempt	—	—	—	—	—

Total securities	174	166	177	208	207
Loans held for sale	7	7	7	9	13
Trading account assets	1	1	—	—	—
Other interest-earning assets	3	3	4	3	3

Total interest income	997	1,031	1,055	1,076	1,090

Interest expense on:
Deposits	88	95	112	126	139
Short-term borrowings	—	(2)	—	—	1
Long-term borrowings	82	89	93	94	95

Total interest expense	170	182	205	220	235

Net interest income	827	849	850	856	855

Provision for loan losses	117	295	355	398	482

Net interest income after provision for loan losses	710	554	495	458	373

Non-interest income:
Service charges on deposit accounts	254	263	310	308	287
Capital markets and investment income	28	19	(5)	19	31
Mortgage income	77	57	68	50	45
Trust department income	49	49	49	51	50
Securities gains (losses), net	12	7	(1)	24	82
Other	104	112	92	91	85

Total non-interest income	524	507	513	543	580

Non-interest expense:
Salaries and employee benefits	442	392	383	401	428
Net occupancy expense	94	95	95	98	100
Furniture and equipment expense	64	63	70	72	70
Goodwill impairment	—	253	—	—	—
Other	313	321	302	385	334

Total non-interest expense	913	1,124	850	956	932

Income (loss) before income taxes	321	(63)	158	45	21
Income tax expense (benefit)	82	18	17	(34)	(29)

Income (loss) from continuing operations	239	(81)	141	79	50

Discontinued operations:
Income (loss) from discontinued operations before income taxes	(65)	(472)	24	4	36
Income tax expense (benefit)	(25)	(5)	10	(26)	17

Income (loss) from discontinued operations, net of tax	(40)	(467)	14	30	19

Net income (loss)	$199	$(548)	$155	$109	$69

Income (loss) from continuing operations available to common shareholders (1)	$185	$(135)	$87	$25	$(2)

Net income (loss) available to common shareholders (1)	$145	$(602)	$101	$55	$17

Weighted-average shares outstanding - during quarter:
Basic	1,282	1,259	1,259	1,258	1,257
Diluted	1,283	1,259	1,261	1,260	1,259
Actual shares outstanding - end of quarter	1,412	1,259	1,259	1,259	1,256

Earnings (loss) per common share from continuing operations (1):
Basic	$0.14	$(0.11)	$0.07	$0.02	$(0.00)
Diluted	$0.14	$(0.11)	$0.07	$0.02	$(0.00)

Earnings (loss) per common share (1):
Basic	$0.11	$(0.48)	$0.08	$0.04	$0.01
Diluted	$0.11	$(0.48)	$0.08	$0.04	$0.01

Cash dividends declared per common share	$0.01	$0.01	$0.01	$0.01	$0.01

Taxable-equivalent net interest income from continuing operations	$839	$858	$859	$864	$864

(1)	Includes preferred stock dividends and accretion

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Selected Ratios and Other Information from Continuing Operations

As of and for Quarter Ended
3/31/12	12/31/11	9/30/11	6/30/11	3/31/11

Return on average assets from continuing operations	0.59%	(0.43%)	0.26%	0.08%	(0.01%)

Return on average assets from continuing operations, excluding goodwill impairment and regulatory charge related tax benefit (non-GAAP)* (1)	0.59%	0.37%	0.26%	0.03%	(0.01%)

Return on average common equity	4.38%	(17.39%)	2.92%	1.66%	0.51%

Return on average tangible common stockholders’ equity (non-GAAP)* (1)	7.08%	(30.12%)	5.05%	2.88%	0.89%

Return on average tangible common stockholders’ equity, excluding goodwill impairment and regulatory charge related tax benefit (non-GAAP)* (1)	7.08%	6.45%	5.05%	5.14%	0.89%

Efficiency ratio from continuing operations (non-GAAP) (1)	67.9%	64.6%	61.8%	63.6%	68.3%

Common equity per share	$9.99	$10.39	$11.00	$10.71	$10.53

Tangible common book value per share (non-GAAP) (1)	$6.42	$6.37	$6.38	$6.15	$6.00

Stockholders’ equity to total assets	13.67%	12.99%	13.30%	12.90%	12.61%

Tangible common stockholders’ equity to tangible assets (non-GAAP) (1)	7.35%	6.57%	6.48%	6.18%	5.98%

Tier 1 Common risk-based ratio (non-GAAP) (1) (2)	9.6%	8.5%	8.2%	7.9%	7.9%

Tier 1 Capital (2)	14.3%	13.3%	12.8%	12.6%	12.5%

Tier 1 Capital adjusted for retirement of Series A preferred stock (1) (2)	10.6%	9.4%	9.1%	8.8%	8.8%

Total Risk-Based Capital (2)	18.0%	16.9%	16.5%	16.2%	16.5%

Leverage (2)	11.0%	9.9%	9.7%	9.5%	9.4%

Allowance for credit losses as a percentage of loans, net of unearned income (3)	3.42%	3.64%	3.84%	3.95%	4.01%

Allowance for loan losses as a percentage of loans, net of unearned income	3.30%	3.54%	3.73%	3.84%	3.92%

Allowance for loan losses to non-performing loans, excluding loans held for sale	1.18	x	1.16	x	1.09	x	1.12	x	1.03	x

Net interest margin (FTE) from continuing operations	3.09%	3.08%	3.04%	3.07%	3.09%

Loans, net of unearned income, to total deposits	79.0%	81.1%	82.8%	84.3%	84.4%

Net charge-offs as a percentage of average loans*	1.73%	2.16%	2.52%	2.71%	2.37%

Non-accrual loans, excluding loans held for sale as a percentage of loans	2.80%	3.06%	3.41%	3.43%	3.79%

Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	3.42%	3.83%	4.23%	4.39%	4.78%

Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	3.97%	4.40%	4.75%	4.98%	5.42%

Associate headcount (4)	23,619	23,707	23,713	23,966	24,356

Total branch outlets	1,722	1,726	1,767	1,769	1,771

ATMs	2,070	2,083	2,130	2,132	2,144

*	Annualized
(1)	See reconciliation of GAAP to non-GAAP Financial Measures on pages 16-19
(2)	Current quarter Tier 1 Common, Tier 1, Total Risk-Based Capital and Leverage ratios are estimated
(3)	The allowance for credit losses reflects the allowance related to both loans on the balance sheet and exposure related to unfunded commitments and standby letters of credit
(4)	Excludes Morgan Keegan Associates

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Quarter Ended
	3/31/12			12/31/11
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate

Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$—	$—	—%	$—	$—	—%
Trading account assets	182	2	4.42	175	1	2.27
Securities:
Taxable	25,659	173	2.71	24,731	166	2.66
Tax-exempt	33	—	—	32	—	—
Loans held for sale	1,047	7	2.69	1,057	7	2.63
Loans, net of unearned income:
Commercial and industrial	24,748	258	4.19	24,310	263	4.29
Commercial real estate mortgage - owner-occupied	11,077	130	4.72	11,404	140	4.87
Commercial real estate construction - owner-occupied	311	4	5.17	346	5	5.73
Commercial investor real estate mortgage	9,492	85	3.60	10,357	91	3.49
Commercial investor real estate construction	994	8	3.24	1,152	9	3.10
Residential first mortgage	13,651	149	4.39	13,925	153	4.36
Home equity lending	12,845	113	3.54	13,172	118	3.55
Indirect	1,908	25	5.27	1,825	25	5.43
Consumer credit card	952	30	12.67	1,002	37	14.65
Other consumer	1,190	22	7.44	1,209	22	7.22

Total loans, net of unearned income	77,168	824	4.29	78,702	863	4.35
Other interest-earning assets	5,140	3	0.23	5,690	4	0.28

Total interest-earning assets	109,229	1,009	3.72	110,387	1,041	3.74
Allowance for loan losses	(2,745)			(2,901)
Cash and due from banks	1,987			1,974
Other non-earning assets	15,285			15,440

	$123,756			$124,900

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$5,362	1	0.08	$5,153	1	0.08
Interest-bearing transaction accounts	19,657	6	0.12	18,602	7	0.15
Money market accounts	23,488	12	0.21	23,308	13	0.22
Time deposits	19,053	69	1.46	19,774	74	1.48

Total interest-bearing deposits (1)	67,560	88	0.52	66,837	95	0.56
Federal funds purchased and securities sold under agreements to repurchase	1,572	—	—	1,912	(2)	(0.41)
Other short-term borrowings	63	—	—	77	—	—
Long-term borrowings	7,585	82	4.35	9,630	90	3.71

Total interest-bearing liabilities (3)	76,780	170	0.89	78,456	183	0.93

Net interest spread			2.83			2.81

Non-interest-bearing deposits (1) (3)	28,501			28,318
Other liabilities	2,745			2,569
Stockholders’ equity	15,730			15,557

	$123,756			$124,900

Net interest income/margin FTE basis (2)		$839	3.09%		$858	3.08%

(1)	Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.37% and 0.40% for the quarters ended March 31, 2012 and December 31 2011, respectively.
(2)	Including both continuing and discontinued operations, the net interest income and margin on a taxable equivalent basis is $846 million and 3.07%, respectively, for the quarter ended March 31, 2012.
(3)	Total funding costs from continuing operations may be calculated by dividing total interest expense on interest-bearing liabilities by the sum of interest-bearing liabilities and non-interest bearing deposits. The rates for total funding costs from continuing operations equal 0.65% and 0.68% for the quarters ended March 31, 2012 and December 31 2011, respectively.

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Quarter Ended
	9/30/11			6/30/11			3/31/11
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate

Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$—	$—	—%	$—	$—	—%	$17	$—	—%
Trading account assets	182	1	2.18	164	1	2.45	143	1	2.84
Securities:
Taxable	24,098	177	2.91	24,765	208	3.37	24,755	207	3.39
Tax-exempt	31	—	—	33	—	—	30	—	—
Loans held for sale	847	7	3.28	1,141	9	3.16	1,486	13	3.55
Loans, net of unearned income
Commercial and industrial	23,953	249	4.12	23,506	249	4.25	22,890	246	4.36
Commercial real estate mortgage - owner-occupied	11,661	163	5.55	11,826	161	5.46	12,012	163	5.50
Commercial real estate construction - owner-occupied	376	4	4.22	404	4	3.97	438	5	4.63
Commercial investor real estate mortgage	11,395	100	3.48	12,607	108	3.44	13,393	113	3.42
Commercial investor real estate construction	1,411	9	2.53	1,805	12	2.67	2,100	14	2.70
Residential first mortgage	14,207	160	4.47	14,329	164	4.59	14,692	168	4.64
Home equity lending	13,454	119	3.51	13,745	119	3.47	14,053	120	3.46
Indirect	1,755	25	5.65	1,681	24	5.73	1,627	24	5.98
Consumer credit card	1,095	24	8.70	12	—	—	—	—	—
Other consumer	1,206	22	7.24	1,191	22	7.41	1,207	22	7.39

Total loans, net of unearned income	80,513	875	4.31	81,106	863	4.27	82,412	875	4.31
Other interest-earning assets	6,544	4	0.24	5,662	3	0.21	4,573	3	0.27

Total interest-earning assets	112,215	1,064	3.76	112,871	1,084	3.85	113,416	1,099	3.93
Allowance for loan losses	(3,150)			(3,200)			(3,209)
Cash and due from banks	1,972			2,027			1,980
Other non-earning assets	15,549			15,740			15,800

	$126,586			$127,438			$127,987

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$5,148	1	0.08	$5,107	1	0.08	$4,837	1	0.08
Interest-bearing transaction accounts	16,651	7	0.17	13,898	7	0.20	13,228	7	0.21
Money market accounts	24,571	18	0.29	26,805	20	0.30	27,815	21	0.31
Time deposits	21,369	86	1.60	22,507	98	1.75	22,971	110	1.94

Total interest-bearing deposits (1)	67,739	112	0.66	68,317	126	0.74	68,851	139	0.82
Federal funds purchased and securities sold under agreements to repurchase	1,604	—	—	1,752	1	0.23	1,937	1	0.21
Other short-term borrowings	148	—	—	122	—	—	401	—	—
Long-term borrowings	10,786	93	3.42	11,726	93	3.18	12,857	95	3.00

Total interest-bearing liabilities (2)	80,277	205	1.01	81,917	220	1.08	84,046	235	1.13

Net interest spread			2.75			2.77			2.80

Non-interest-bearing deposits (1) (2)	28,408			27,806			26,405
Other liabilities	2,496			2,455			2,362
Stockholders’ equity	15,405			15,260			15,174

	$126,586			$127,438			$127,987

Net interest income/margin FTE basis		$859	3.04%		$864	3.07%		$864	3.09%

(1)	Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.46%, 0.53% and 0.59% for the quarters ended September 30, 2011, June 30, 2011 and March 31, 2011, respectively.
(2)	Total funding costs from continuing operations may be calculated by dividing total interest expense on interest-bearing liabilities by the sum of interest-bearing liabilities and non-interest bearing deposits. The rates for total funding costs from continuing operations equal 0.75%, 0.80% and 0.86% for the quarters ended September 30, 2011, June 30, 2011 and March 31, 2011, respectively.

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Loans

	Quarter Ended
($ amounts in millions)	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11	3/31/12 vs. 12/31/11		3/31/12 vs. 3/31/11
Commercial and industrial	$25,098	$24,522	$24,273	$23,644	$23,149	$576	2.3%	$1,949	8.4%
Commercial real estate mortgage - owner-occupied	10,931	11,166	11,537	11,797	11,889	(235)	-2.1%	(958)	-8.1%
Commercial real estate construction - owner-occupied	281	337	356	377	430	(56)	-16.6%	(149)	-34.7%

Total commercial	36,310	36,025	36,166	35,818	35,468	285	0.8%	842	2.4%

Commercial investor real estate mortgage	9,156	9,702	10,696	11,836	12,932	(546)	-5.6%	(3,776)	-29.2%
Commercial investor real estate construction	955	1,025	1,188	1,595	1,895	(70)	-6.8%	(940)	-49.6%

Total investor real estate	10,111	10,727	11,884	13,431	14,827	(616)	-5.7%	(4,716)	-31.8%

Residential first mortgage	13,611	13,784	14,083	14,306	14,404	(173)	-1.3%	(793)	-5.5%
Home equity - first lien	5,760	5,884	5,954	6,011	6,100	(124)	-2.1%	(340)	-5.6%
Home equity - second lien	6,882	7,137	7,362	7,582	7,774	(255)	-3.6%	(892)	-11.5%
Indirect	1,938	1,848	1,774	1,704	1,626	90	4.9%	312	19.2%
Consumer credit card	939	987	1,024	1,134	—	(48)	-4.9%	939	NM
Other consumer	1,169	1,202	1,200	1,190	1,172	(33)	-2.7%	(3)	-0.3%

Total Loans	$76,720	$77,594	$79,447	$81,176	$81,371	$(874)	-1.1%	$(4,651)	-5.7%

	Average Balances
($ amounts in millions)	1Q12	4Q11	3Q11	2Q11	1Q11	1Q12 vs. 4Q11		1Q12 vs. 1Q11
Commercial and industrial	$24,748	$24,310	$23,953	$23,506	$22,889	$438	1.8%	$1,859	8.1%
Commercial real estate mortgage - owner-occupied	11,077	11,404	11,661	11,826	12,012	(327)	-2.9%	(935)	-7.8%
Commercial real estate construction - owner-occupied	311	346	375	404	438	(35)	-10.1%	(127)	-29.0%

Total commercial	36,136	36,060	35,989	35,736	35,339	76	0.2%	797	2.3%

Commercial investor real estate mortgage	9,492	10,357	11,395	12,607	13,393	(865)	-8.4%	(3,901)	-29.1%
Commercial investor real estate construction	994	1,152	1,411	1,805	2,100	(158)	-13.7%	(1,106)	-52.7%

Total investor real estate	10,486	11,509	12,806	14,412	15,493	(1,023)	-8.9%	(5,007)	-32.3%

Residential first mortgage	13,651	13,925	14,207	14,329	14,692	(274)	-2.0%	(1,041)	-7.1%
Home equity - first lien	5,835	5,927	6,003	6,066	6,162	(92)	-1.6%	(327)	-5.3%
Home equity - second lien	7,010	7,245	7,451	7,678	7,891	(235)	-3.2%	(881)	-11.2%
Indirect	1,908	1,825	1,755	1,681	1,628	83	4.5%	280	17.2%
Consumer credit card	952	1,002	1,095	13	—	(50)	-5.0%	952	NM
Other consumer	1,190	1,209	1,207	1,191	1,207	(19)	-1.6%	(17)	-1.4%

Total Loans	$77,168	$78,702	$80,513	$81,106	$82,412	$(1,534)	-1.9%	$(5,244)	-6.4%

Loan Portfolio Balances by Percentage

	Quarter Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Commercial and industrial	32.7%	31.6%	30.6%	29.1%	28.5%
Commercial real estate mortgage - owner-occupied	14.2%	14.4%	14.5%	14.5%	14.6%
Commercial real estate construction - owner-occupied	0.4%	0.4%	0.4%	0.5%	0.5%

Total commercial	47.3%	46.4%	45.5%	44.1%	43.6%

Commercial investor real estate mortgage	11.9%	12.5%	13.5%	14.6%	15.9%
Commercial investor real estate construction	1.3%	1.3%	1.5%	2.0%	2.3%

Total investor real estate	13.2%	13.8%	15.0%	16.6%	18.2%

Residential first mortgage	17.8%	17.8%	17.7%	17.6%	17.7%
Home equity - first lien	7.5%	7.6%	7.5%	7.4%	7.5%
Home equity - second lien	9.0%	9.2%	9.3%	9.3%	9.6%
Indirect	2.5%	2.4%	2.2%	2.1%	2.0%
Consumer credit card	1.2%	1.3%	1.3%	1.4%	—
Other consumer	1.5%	1.5%	1.5%	1.5%	1.4%

Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Deposits

	Quarter Ended
($ amounts in millions)	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11	3/31/12 vs. 12/31/11		3/31/12 vs. 3/31/11
Customer Deposits
Interest-free deposits	$29,707	$28,266	$28,296	$28,148	$27,480	$1,441	5.1%	$2,227	8.1%
Interest-bearing checking	19,805	19,388	18,317	15,982	13,365	417	2.2%	6,440	48.2%
Savings	5,632	5,159	5,155	5,118	5,064	473	9.2%	568	11.2%
Money market - domestic	23,513	23,053	23,284	24,650	27,261	460	2.0%	(3,748)	-13.7%
Money market - foreign	271	378	423	476	533	(107)	-28.3%	(262)	-49.2%

Low-cost deposits	78,928	76,244	75,475	74,374	73,703	2,684	3.5%	5,225	7.1%
Time deposits	18,207	19,378	20,455	21,947	22,656	(1,171)	-6.0%	(4,449)	-19.6%

Total customer deposits	97,135	95,622	95,930	96,321	96,359	1,513	1.6%	776	0.8%

Corporate Treasury Deposits
Time deposits	3	5	8	10	10	(2)	-40.0%	(7)	-70.0%

Total Deposits	$97,138	$95,627	$95,938	$96,331	$96,369	$1,511	1.6%	$769	0.8%

	Average Balances
($ amounts in millions)	1Q12	4Q11	3Q11	2Q11	1Q11	1Q12 vs. 4Q11		1Q12 vs. 1Q11
Customer Deposits
Interest-free deposits	$28,501	$28,318	$28,408	$27,806	$26,405	$183	0.6%	$2,096	7.9%
Interest-bearing checking	19,657	18,602	16,651	13,898	13,228	1,055	5.7%	6,429	48.6%
Savings	5,362	5,153	5,148	5,107	4,837	209	4.1%	525	10.9%
Money market - domestic	23,166	22,951	24,098	26,302	27,276	215	0.9%	(4,110)	-15.1%
Money market - foreign	322	357	473	503	540	(35)	-9.8%	(218)	-40.4%

Low-cost deposits	77,008	75,381	74,778	73,616	72,286	1,627	2.2%	4,722	6.5%
Time deposits	19,049	19,767	21,359	22,496	22,956	(718)	-3.6%	(3,907)	-17.0%

Total customer deposits	96,057	95,148	96,137	96,112	95,242	909	1.0%	815	0.9%

Corporate Treasury Deposits
Time deposits	4	7	10	10	15	(3)	-42.9%	(11)	-73.3%

Total Deposits	$96,061	$95,155	$96,147	$96,122	$95,257	$906	1.0%	$804	0.8%

Deposits by Percentage

	Quarter Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Customer Deposits
Interest-free deposits	30.6%	29.5%	29.5%	29.2%	28.5%
Interest-bearing checking	20.4%	20.3%	19.1%	16.6%	13.9%
Savings	5.8%	5.4%	5.4%	5.3%	5.2%
Money market - domestic	24.2%	24.1%	24.3%	25.6%	28.3%
Money market - foreign	0.3%	0.4%	0.4%	0.5%	0.6%

Low-cost deposits	81.3%	79.7%	78.7%	77.2%	76.5%
Time deposits	18.7%	20.3%	21.3%	22.8%	23.5%

Total customer deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Corporate Treasury Deposits
Time deposits	—	—	—	—	—

Total Deposits	100.0%	100.00%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Pre-Tax Pre-Provision Income from Continuing Operations (non-GAAP)

	Quarter Ended
($ amounts in millions)	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11	1Q12 vs. 4Q11		1Q12 vs. 1Q11
Income (loss) from continuing operations available to common shareholders (GAAP)	$185	$(135)	$87	$25	$(2)	$320	NM	$187	NM
Preferred dividends (GAAP)	54	54	54	54	52	—	—	2	3.8%
Income tax expense (benefit) (GAAP)	82	18	17	(34)	(29)	64	NM	111	NM

Income (loss) from continuing operations before income taxes (GAAP)	321	(63)	158	45	21	384	NM	300	NM
Provision for loan losses (GAAP)	117	295	355	398	482	(178)	-60.3%	(365)	-75.7%

Pre-tax pre-provision income from continuing operations (non-GAAP)	438	232	513	443	503	206	88.8%	(65)	-12.9%
Goodwill impairment	—	253	—	—	—	(253)	-100.0%	—	NM

Pre-tax pre-provision income from continuing operations, excluding goodwill impairment (non-GAAP)	438	485	513	443	503	(47)	-9.7%	(65)	-12.9%

Other Adjustments:
Securities (gains) losses, net	(12)	(7)	1	(24)	(82)	(5)	71.4%	70	85.4%
Loss (gain) on sale of mortgage loans	—	—	—	—	3	—	—	(3)	-100.0%
Leveraged lease termination (gains) losses, net (1)	(7)	(10)	2	—	—	3	-30.0%	(7)	NM
Securities impairment, net	—	2	—	—	—	(2)	-100.0%	—	NM
Branch consolidation and equipment costs	—	(2)	—	77	—	2	-100.0%	—	NM

Total other adjustments	(19)	(17)	3	53	(79)	(2)	11.8%	60	75.9%

Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	$419	$468	$516	$496	$424	$(49)	-10.5%	$(5)	-1.2%

The Pre-Tax Pre-Provision Income from Continuing Operations table above presents computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

(1)	After tax amounts for leveraged lease terminations gains are $3.1 million for 3/31/2012, $2.8 million for 12/31/11 and $5.4 million for 9/30/11.

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Non-Interest Income and Expense from Continuing Operations

Non-Interest Income from Continuing Operations	Quarter Ended
($ amounts in millions)	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11	1Q12 vs. 4Q11		1Q12 vs. 1Q11
Service charges on deposit accounts	$254	$263	$310	$308	$287	$(9)	-3.4%	$(33)	-11.5%
Capital markets and investment income	28	19	(5)	19	31	9	47.4%	(3)	-9.7%
Mortgage income	77	57	68	50	45	20	35.1%	32	71.1%
Trust department income	49	49	49	51	50	—	—	(1)	-2.0%
Commercial credit income	19	20	20	20	20	(1)	-5.0%	(1)	-5.0%
Securities gains (losses), net	12	7	(1)	24	82	5	71.4%	(70)	-85.4%
Insurance income	28	26	27	25	28	2	7.7%	—	—
Leveraged lease termination gains (losses), net	7	10	(2)	—	—	(3)	-30.0%	7	NM
Bank-owned life insurance	21	24	18	20	21	(3)	-12.5%	—	—
Net revenue (loss) from affordable housing	(14)	(20)	(18)	(17)	(14)	6	-30.0%	—	—
Other	43	52	47	43	30	(9)	-17.3%	13	43.3%

Total non-interest income from continuing operations	$524	$507	$513	$543	$580	$17	3.4%	$(56)	-9.7%

Non-Interest Expense from Continuing Operations	Quarter Ended
($ amounts in millions)	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11	1Q12 vs. 4Q11		1Q12 vs. 1Q11
Salaries and employee benefits	$442	$392	$383	$401	$428	$50	12.8%	$14	3.3%
Net occupancy expense	94	95	95	98	100	(1)	-1.1%	(6)	-6.0%
Furniture and equipment expense	64	63	70	72	70	1	1.6%	(6)	-8.6%
Professional and legal fees	27	40	42	38	55	(13)	-32.5%	(28)	-50.9%
Amortization of core deposit intangible	22	23	23	24	25	(1)	-4.3%	(3)	-12.0%
Other real estate owned expense	23	38	48	37	39	(15)	-39.5%	(16)	-41.0%
Credit/checkcard expenses	20	18	18	7	8	2	11.1%	12	150.0%
FDIC premiums	47	46	47	72	52	1	2.2%	(5)	-9.6%
Marketing	17	18	14	17	13	(1)	-5.6%	4	30.8%
Subsidiary dividend	16	3	3	3	15	13	433.3%	1	6.7%
Branch consolidation and property and equipment charges	—	(2)	—	77	—	2	-100.0%	—	NM
Other	141	137	107	110	127	4	2.9%	14	11.0%

Total non-interest expense from continuing operations before goodwill impairment (non-GAAP)	913	871	850	956	932	$42	4.8%	$(19)	-2.0%
Goodwill impairment	—	253	—	—	—	(253)	-100.0%	—	NM

Total non-interest expense from continuing operations	$913	$1,124	$850	$956	$932	$(211)	-18.8%	$(19)	-2.0%

•

Non-interest income increased $17 million linked quarter to $524 million. Included in the 1Q12 amount were $12 million in securities gains and $7 million in leveraged lease termination gains. The leveraged lease termination gain was offset by $4 million in increased tax expense, resulting in a nominal impact to net income.

•

Service charges decreased $9 million linked quarter, reflecting seasonality. The negative impact of Regulation E and debit interchange legislation which began in 2011 has been in line with expectations and was partially offset by ongoing actions, including restructuring certain deposit accounts from free to fee-eligible, re-entry into the credit card business and the NOW banking product suite launch.

•

Capital markets and investment income increased $9 million to $28 million reflecting increased capital markets revenue and deferred compensation adjustments which are offset by increases in salaries and benefits.

•

Mortgage income increased $20 million linked quarter, aided by the government’s HARP II program, which is increasing refinance volume. Mortgage origination volume in the first quarter totaled $1.6 billion.

•

Non-interest expenses decreased $211 million linked quarter due to the fourth quarter’s $253 million goodwill impairment charge from continuing operations. Excluding goodwill impairment, non-interest expenses increased 5 percent linked quarter. This includes $50 million increase in salaries and benefits primarily related to a seasonal increase in payroll taxes as well as increased expenses related to pension and 401(K). In addition, there is a $13 million annual dividend paid to a subsidiary that is incurred during the first quarter each year. These items were partialy offset by a $15 million decline in other real estate expense and $13 million decline in professional and legal fees.

•	Other real estate owned expense decreased $15 million linked quarter to $23 million, reflecting a decline in valuation adjustments.

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Credit Quality

As of and for Quarter Ended
($ amounts in millions)	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Allowance for credit losses (ACL)	$2,621	$2,823	$3,050	$3,204	$3,264
Allowance allocated to purchased loans (1)	—	—	84	84	—
Provision for loan losses	117	295	355	398	482
Provision (credit) for unfunded credit losses	13	(8)	2	6	7
Net loans charged-off:
Commercial and industrial	61	65	72	49	72
Commercial real estate mortgage - owner-occupied	46	63	62	43	66
Commercial real estate construction - owner-occupied	2	1	2	1	4

Total commercial	109	129	136	93	142
Commercial investor real estate mortgage	64	112	167	247	132
Commercial investor real estate construction	19	39	52	56	42

Total investor real estate	83	151	219	303	174
Residential first mortgage	39	47	59	55	56
Home equity - first lien	18	16	19	17	22
Home equity - second lien	57	56	60	66	72
Indirect	4	4	2	3	4
Consumer credit card	12	12	1	—	—
Other consumer	10	15	15	11	11

Total	$332	$430	$511	$548	$481

Net loan charge-offs as a % of average loans, annualized:
Commercial and industrial	0.99%	1.06%	1.19%	0.85%	1.27%
Commercial real estate mortgage - owner-occupied	1.67%	2.18%	2.13%	1.45%	2.23%
Commercial real estate construction - owner-occupied	2.02%	0.82%	2.01%	1.08%	3.74%

Total commercial	1.21%	1.41%	1.50%	1.05%	1.63%
Commercial investor real estate mortgage	2.70%	4.28%	5.81%	7.85%	4.00%
Commercial investor real estate construction	7.64%	13.61%	14.45%	12.56%	8.07%

Total investor real estate	3.17%	5.21%	6.76%	8.44%	4.56%
Residential first mortgage	1.16%	1.34%	1.64%	1.54%	1.55%
Home equity - first lien	1.25%	1.11%	1.26%	1.11%	1.47%
Home equity - second lien	3.28%	3.06%	3.21%	3.46%	3.68%
Indirect	0.76%	0.78%	0.64%	0.57%	1.05%
Consumer credit card	4.95%	4.62%	0.42%	—	—
Other consumer	3.38%	4.92%	4.93%	3.70%	3.70%

Total	1.73%	2.16%	2.52%	2.71%	2.37%

Non-accrual loans, excluding loans held for sale	$2,151	$2,372	$2,710	$2,784	$3,087
Non-performing loans held for sale	249	328	344	381	381

Non-accrual loans, including loans held for sale	$2,400	$2,700	$3,054	$3,165	$3,468
Foreclosed properties	241	296	337	437	465

Non-performing assets (NPAs)	$2,641	$2,996	$3,391	$3,602	$3,933

Loans past due > 90 days	$427	$447	$412	$483	$527

Restructured loans not included in categories above (2)	$2,944	$2,850	$2,817	$1,664	$1,553

Credit Ratios:
ACL/Loans, net	3.42%	3.64%	3.84%	3.95%	4.01%
ALL/Loans, net	3.30%	3.54%	3.73%	3.84%	3.92%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.18	x	1.16	x	1.09	x	1.12	x	1.03	x
Non-accrual loans, excluding loans held for sale/Loans, net	2.80%	3.06%	3.41%	3.43%	3.79%

NPAs (ex. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	3.42%	3.83%	4.23%	4.39%	4.78%
NPAs (inc. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	3.97%	4.40%	4.75%	4.98%	5.42%

Allowance for Credit Losses

	Quarter Ended
($ amounts in millions)	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Components:
Allowance for loan losses	$2,530	$2,745	$2,964	$3,120	$3,186
Reserve for unfunded credit commitments	91	78	86	84	78

Allowance for credit losses	$2,621	$2,823	$3,050	$3,204	$3,264

(1)	During the second quarter of 2011, Regions purchased a credit card portfolio for approximately $1.1 billion and recorded an allowance for loan losses and related premium of approximately $84 million. Upon finalization of the purchase price in the fourth quarter of 2011, Regions reclassified the $84 million allowance and premium. The impact of these reclassification entries was not material to the financial results in any of the quarters of 2011.
(2)	See page 11 for detail of restructured loans.

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Troubled Debt Restructurings

	Quarter Ended
(in millions)	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Current:
Commercial	$445	$452	$437	$62	$66
Investor Real Estate	1,016	967	923	257	193
Residential First Mortgage	815	767	774	760	737
Home Equity	383	377	373	352	328
Other Consumer	49	50	54	58	59

Total Current	$2,708	$2,613	$2,561	$1,489	$1,383

Accruing 30-89 DPD:
Commercial	$44	$40	$39	$7	$6
Investor Real Estate	40	28	67	16	15
Residential First Mortgage	118	133	114	116	117
Home Equity	30	30	30	31	27
Other Consumer	4	6	6	5	5

Total Accruing 30-89 DPD	$236	$237	$256	$175	$170

Non-accrual or 90+ DPD:
Commercial	$344	$353	$373	$164	$120
Investor Real Estate	507	473	475	200	230
Residential First Mortgage	205	210	214	207	221
Home Equity	31	33	30	29	28
Other Consumer	—	—	1	—	1

Total Non-accrual or 90+DPD	$1,087	$1,069	$1,093	$600	$600

Total TDRs	$4,031	$3,919	$3,910	$2,264	$2,153

Credit Costs

	Quarter Ended
(in millions)	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Net Charge-offs
Investor Real Estate (IRE)	$47	$54	$60	$99	$84
Commercial	89	87	100	91	126
Consumer Real Estate	115	117	134	138	150
Other Consumer	26	31	19	13	15

Net Charge-offs excluding charge-offs from Sales / Transfers to HFS	$277	$289	$313	$341	$375

Sales/Transfer to HFS	55	141	198	207	106

Total Net Charge-offs	$332	$430	$511	$548	$481

Net Loss / (Gain) - HFS Sales	$(10)	$(12)	$(2)	$(1)	$—
HFS Write-downs (1)	2	7	2	5	2
OREO expense	23	39	48	37	39

Total Credit Costs before Reserve Change	$347	$464	$559	$589	$522

Loan Loss Reserve Increase / (Reduction)	(215)	(135)	(156)	(150)	1

Total Credit Costs after Reserve Change	$132	$329	$403	$439	$523

(1)	Reflects write-downs subsequent to initial move to held for sale and write-downs upon transfer to OREO

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Gross and Net NPL Migration

	Quarter Ended
($ in millions)	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Beginning Non-Performing Loans (1)	$2,372	$2,710	$2,784	$3,087	$3,160

Additions (2):
Land/Single Family/Condo Investor Real Estate	$57	$58	$189	$73	$93
Income Producing IRE	105	199	273	134	224

Total Investor Real Estate	162	257	462	207	317
Commercial	76	140	161	207	197
Business and Community	150	165	144	158	185
Consumer	(7)	(1)	(12)	(17)	31

Total Gross NPL Additions	$381	$561	$755	$555	$730

Resolutions (3)	(267)	(340)	(253)	(216)	(207)
Charge-Offs (4)	(212)	(305)	(354)	(329)	(325)
Home Equity Reclassification (5)	—	—	56	—	—

Net Additions (Reductions)	$(98)	$(84)	$204	$10	$198

Non-Accrual Loan Sales	(5)	(8)	(37)	(61)	(9)
Transfer to HFS	(93)	(196)	(206)	(176)	(188)
Transfer to OREO	(25)	(50)	(35)	(76)	(74)

Ending Non-Performing Loans (1)	$2,151	$2,372	$2,710	$2,784	$3,087

(1)	Does not include Loans Held for Sale
(2)

All net activity within the consumer portfolio other than sales and transfers to held for sale is included as a single net number within the additions line, due to the relative immateriality of consumer non-accrual loans.

(3)	Includes payments and returned to accruals
(4)	Includes charge-offs on loans on non-accrual status and charge-offs taken upon sale and transfer of non-accrual loans to held for sale
(5)

Beginning in 3Q11, credit policy on home equity lines and loans in second lien position changed such that they are placed on non-accrual by the end of the month in which the loan becomes 120 days past due. Prior policy required all real estate secured loans to be placed on non-accrual by the end of the month in which the loan becomes 180 days past due unless the loan is fully secured and in process of collection. The effect of the reclassification was to increase non-accrual loans and to decrease 90 days past due loans.

Foreclosed Properties

	Quarter Ended
($ in millions)	03/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Beginning Foreclosed Properties	$296	$337	$437	$465	$454

Transfers in	$94	$119	$94	$152	$167
Sales	(129)	(121)	(146)	(138)	(113)
Writedowns / Other Activity	(20)	(39)	(48)	(42)	(43)

Ending Foreclosed Properties	$241	$296	$337	$437	$465

Non-Performing Loans Held for Sale

	Quarter Ended
($ in millions)	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Beginning Non-Performing Loans Held for Sale	$328	$344	$381	$381	$304

Transfers in (1)	$93	$196	$218	$176	$188
Sales	(145)	(175)	(244)	(151)	(96)
Writedowns	(2)	(7)	(2)	(5)	(2)
Loan moved from HFS / Other Activity	(8)	(21)	(6)	(7)	(6)
Transfers to OREO	(17)	(9)	(3)	(13)	(7)

Ending Non-Performing Loans Held for Sale	$249	$328	$344	$381	$381

(1)	During the Quarter-ended 9/30/11, there were approximately $12 million in transfers from Accruing Loans Held for Sale to Non-Performing Loans Held for Sale.

Composition of Non-Performing Loans Held for Sale

Timing of Transfer to HFS	Percent
1Q12	37.5%
2011	53.3%
Pre-2011	9.2%

Total	100.0%

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Early and Late Stage Delinquencies

30-89 Days Past Due Loans

	Quarter Ended
($ millions)	3/31/12		12/31/11		9/30/11		6/30/11		3/31/11
Commercial and Industrial	$43	0.17%	$61	0.25%	$87	0.36%	$118	0.50%	$104	0.45%
Commercial Real Estate Mortgage - OO	68	0.62%	70	0.63%	87	0.76%	71	0.60%	99	0.83%
Commercial Real Estate Construction - OO	1	0.28%	4	1.12%	1	0.20%	2	0.56%	2	0.44%

Total Commercial	$112	0.31%	$135	0.37%	$175	0.48%	$191	0.53%	$205	0.58%

Commercial Investor Real Estate Mortgage	$122	1.33%	$76	0.78%	$126	1.18%	$146	1.23%	$332	2.57%
Commercial Investor Real Estate Construction	3	0.37%	28	2.76%	17	1.42%	25	1.57%	35	1.86%

Total Investor Real Estate	$125	1.24%	$104	0.97%	$143	1.21%	$171	1.27%	$367	2.48%

Residential First Mortgage	$258	1.89%	$287	2.08%	$269	1.91%	$265	1.85%	$277	1.92%
Home Equity	158	1.24%	198	1.52%	180	1.36%	168	1.23%	185	1.33%
Direct	9	1.12%	13	1.56%	12	1.44%	12	1.39%	11	1.27%
Indirect	25	1.30%	33	1.80%	30	1.66%	25	1.44%	27	1.69%
Consumer Credit Card	12	1.28%	14	1.39%	14	1.40%	11	1.00%	—	0.00%
Other Consumer	9	2.74%	12	3.45%	12	3.46%	10	3.10%	9	2.57%

Total Consumer	$471	1.55%	$557	1.81%	$517	1.65%	$491	1.54%	$509	1.64%

Total 30-89 Days Past Due Loans	$708	0.92%	$796	1.03%	$835	1.05%	$853	1.05%	$1,081	1.33%

90+ Days Past Due Loans

	Quarter Ended
($ millions)	3/31/12		12/31/11		9/30/11		6/30/11		3/31/11
Commercial & Industrial	$9	0.03%	$28	0.11%	$10	0.04%	$7	0.03%	$10	0.04%
Commercial Real Estate Mortgage - OO	9	0.08%	9	0.08%	6	0.05%	11	0.09%	8	0.07%
Commercial Real Estate Construction - OO	—	0.00%	—	0.00%	—	0.00%	—	0.05%	—	0.09%

Total Commercial	$18	0.05%	$37	0.10%	$16	0.04%	$18	0.05%	$18	0.05%

Commercial Investor Real Estate Mortgage	$2	0.02%	$13	0.13%	$9	0.08%	$5	0.04%	$13	0.10%
Commercial Investor Real Estate Construction	—	0.00%	—	0.01%	—	0.01%	—	0.02%	1	0.04%

Total Investor Real Estate	$2	0.02%	$13	0.12%	$9	0.07%	$5	0.04%	$14	0.09%

Residential First Mortgage	$300	2.21%	$284	2.06%	$291	2.06%	$296	2.07%	$315	2.18%
Home Equity (1)	87	0.69%	93	0.71%	81	0.61%	158	1.16%	174	1.26%
Direct	1	0.13%	2	0.23%	2	0.19%	1	0.16%	1	0.13%
Indirect	2	0.09%	2	0.13%	1	0.08%	2	0.10%	2	0.13%
Consumer Credit Card	14	1.50%	13	1.38%	10	1.03%	—	0.00%	—	0.00%
Other Consumer	3	0.90%	3	0.75%	2	0.50%	3	0.79%	3	0.86%

Total Consumer	$407	1.34%	$397	1.29%	$387	1.23%	$460	1.44%	$495	1.59%

Total 90+ Days Past Due Loans	$427	0.56%	$447	0.58%	$412	0.52%	$483	0.60%	$527	0.65%

OO = Owner Occupied

(1)	Refer to page 12 for the home equity reclassification which increased non-accrual loans and decreased 90 days past due loans in 3Q11.

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Non-Accrual Loans (excludes loans held for sale)

	Quarter Ended
($ millions)	3/31/12		12/31/11		9/30/11		6/30/11		3/31/11
Commercial and Industrial	$439	1.75%	$457	1.86%	$498	2.05%	$525	2.22%	$446	1.93%
Commercial Real Estate Mortgage - OO	545	4.99%	590	5.29%	668	5.79%	687	5.82%	648	5.45%
Commercial Real Estate Construction - OO	23	8.32%	25	7.36%	27	7.68%	28	7.57%	31	7.20%

Total Commercial	$1,007	2.77%	$1,072	2.98%	$1,193	3.30%	$1,240	3.46%	$1,125	3.17%

Commercial Investor Real Estate Mortgage	$640	6.99%	$734	7.56%	$829	7.75%	$820	6.93%	$1,142	8.83%
Commercial Investor Real Estate Construction	127	13.22%	180	17.61%	296	24.93%	371	23.25%	448	23.64%

Total Investor Real Estate	$767	7.58%	$914	8.52%	$1,125	9.46%	$1,191	8.87%	$1,590	10.73%

Residential First Mortgage	241	1.77%	250	1.81%	261	1.85%	288	2.01%	303	2.10%
Home Equity (1)	136	1.08%	136	1.04%	131	0.98%	65	0.48%	69	0.50%
Direct	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Indirect	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Consumer Credit Card	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Other Consumer	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Consumer	$377	1.25%	$386	1.25%	$392	1.25%	$353	1.11%	$372	1.20%

Total Non-Accrual Loans	$2,151	2.80%	$2,372	3.06%	$2,710	3.41%	$2,784	3.43%	$3,087	3.79%

OO = Owner Occupied

(1)	Refer to page 12 for the home equity reclassification which increased non-accrual loans and decreased 90 days past due loans in 3Q11.

Business Services Credit Quality - Criticized Loans

	Quarter Ended
($ millions)	3/31/12		12/31/11		9/30/11		6/30/11		3/31/11
Special Mention	$1,652	3.56%	$1,637	3.50%	$1,897	3.95%	$2,075	4.21%	$2,455	4.88%
Classified Loans	$4,327	9.32%	$4,733	10.12%	$5,408	11.25%	$5,824	11.83%	$6,687	13.30%

Total Business Services	$5,979	12.88%	$6,370	13.62%	$7,305	15.20%	$7,899	16.04%	$9,142	18.18%

Investor Real Estate Analysis

Represents percent of loan balances in the portfolio

	Geographic Region (1)					% of Total IRE	Construction Mortgage		Non- Performing Loans	90+ days past due	30-89 days past due
	Central (2)	Florida	Midsouth (3)	Southwest (4)	Other (5)
LAND	1.5%	3.0%	2.0%	1.1%	0.1%	7.7%	1.7%	6.0%	1.7%	0.0%	0.1%
OTHER	1.4%	1.8%	1.6%	1.1%	0.1%	6.0%	0.0%	5.9%	0.7%	0.0%	0.2%
HOTEL	1.0%	2.6%	0.7%	1.9%	0.7%	6.9%	0.1%	6.7%	0.3%	0.0%	0.1%
INDUSTRIAL	2.7%	1.6%	2.5%	1.2%	0.9%	8.9%	0.1%	8.7%	0.6%	0.0%	0.1%
OFFICE	4.5%	3.7%	4.5%	3.6%	2.0%	18.3%	1.0%	17.5%	0.8%	0.0%	0.0%
RETAIL	4.9%	5.0%	4.8%	3.9%	1.5%	20.1%	0.9%	19.2%	1.5%	0.0%	0.1%
SINGLE FAMILY	2.8%	1.0%	1.8%	1.7%	0.3%	7.6%	3.7%	3.9%	1.1%	0.0%	0.1%
MULTI-FAMILY	4.6%	4.4%	6.1%	4.9%	3.2%	23.2%	1.8%	21.5%	0.6%	0.0%	0.5%
CONDO	0.4%	0.7%	0.2%	0.0%	0.0%	1.3%	0.2%	1.1%	0.3%	0.0%	0.0%

Grand Total	23.8%	23.8%	24.2%	19.4%	8.8%	100.0%	9.5%	90.5%	7.6%	0.0%	1.2%

(1)	Geographic Region of Regions Bank’s Footprint in which the underlying collateral is located.
(2)	Central Region includes AL, GA, SC
(3)	Midsouth Region includes IA, IL, IN, KY, MO, NC, TN, VA
(4)	Southwest Region includes AR, LA, MS, TX
(5)	Other includes locations not in Regions’ footprint

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Residential Lending Net Charge-off Analysis

		Quarter Ended
		3/31/2012					12/31/2011
		First Liens			Junior Liens	Total	First Liens			Junior Liens	Total
($ in millions)		Residential Mortgage	Home Equity	Total	Home Equity		Residential Mortgage	Home Equity	Total	Home Equity
Florida	Net Charge-off %*	1.89%	2.03%	1.93%	5.74%	2.98%	2.20%	1.59%	2.03%	5.37%	2.97%
	$ Losses	$24.4	$9.9	$34.3	$39.0	$73.3	$29.2	$7.9	$37.2	$38.3	$75.5
	Balance	$5,200.2	$1,934.2	$7,134.4	$2,681.8	$9,816.2	$5,237.4	$1,972.7	$7,210.0	$2,786.1	$9,996.1
	Original LTV	72.5%	65.5%		75.9%		72.0%	65.6%		75.9%

All Other States	Net Charge-off %*	0.72%	0.86%	0.76%	1.70%	1.00%	0.82%	0.87%	0.83%	1.57%	1.02%
	$ Losses	$15.1	$8.3	$23.4	$18.1	$41.5	$17.8	$8.7	$26.4	$17.5	$43.9
	Balance	$8,410.8	$3,825.6	$12,236.4	$4,199.8	$16,436.2	$8,546.4	$3,911.5	$12,457.9	$4,350.4	$16,808.3
	Original LTV	74.2%	66.6%		79.3%		74.1%	66.6%		79.3%

Totals	Net Charge-off %*	1.16%	1.25%	1.19%	3.28%	1.74%	1.34%	1.11%	1.27%	3.06%	1.75%
	$ Losses	$39.5	$18.2	$57.7	$57.1	$114.8	$47.0	$16.6	$63.6	$55.8	$119.4
	Balance	$13,611.0	$5,759.8	$19,370.8	$6,881.6	$26,252.4	$13,783.7	$5,884.2	$19,667.9	$7,136.5	$26,804.5
	Original LTV	73.6%	66.3%		77.9%		73.3%	66.3%		77.9%

•	21% Florida junior lien concentration driving results

•	Junior lien, Florida net charge-offs represent 52% of 1Q12 Home Equity net charge-offs but just 21% of Home Equity outstanding balances.

•	Net Home Equity charge-offs in Florida approximately 3 times non-Florida net charge-off rate

•	New Home Equity origination quality solid with an average FICO of 775 and an average LTV of 61%; Property value declines driving losses

90+ Home Equity Delinquency

Home Equity Losses $

Notes: * Recoveries are pro-rated based on charge-off balances.

           * Balances shown on an ending basis. Net loss rates calculated using average balances

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Reconciliation to GAAP Financial Measures

Net Income (Loss) and Earnings (Loss) Per Share

The table below presents computations of earnings (loss) and certain other financial measures, excluding goodwill impairment and regulatory charge and related tax benefit (non-GAAP) all recorded in 2011. The goodwill impairment charge and the regulatory charge and related tax benefit are included in financial results presented in accordance with generally accepted accounting principles (GAAP). Regions believes that the exclusion of the goodwill impairment and the regulatory charge and related tax benefit in expressing earnings (loss) and certain other financial measures, including “earnings (loss) per common share, excluding goodwill impairment and regulatory charge and related tax benefit”, “return on average assets, excluding goodwill impairment and regulatory charge and related tax benefit” and “return on average tangible common stockholders’ equity, excluding goodwill impairment and regulatory charge and related tax benefit” (explained on page 18) provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business because management does not consider the goodwill impairment and regulatory charge and related tax benefit to be relevant to ongoing operating results. Management and the Board of Directors utilize these non-GAAP financial measures for the following purposes: preparation of Regions’ operating budgets; monthly financial performance reporting; monthly close-out reporting of consolidated results (management only); and presentations to investors of Company performance. Regions believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management and the Board of Directors. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes the goodwill impairment charge and the regulatory charge and related tax benefit does not represent the amount that effectively accrues directly to stockholders (i.e. the goodwill impairment charge and the regulatory charge are reductions in earnings and stockholders’ equity).

		As of and for Quarter Ended
($ amounts in millions, except per share data)		03/31/12	12/31/11	9/30/11	6/30/11	03/31/11

Net income (loss) (GAAP)		$199	$(548)	$155	$109	$69

Preferred dividends and accretion (GAAP)		(54)	(54)	(54)	(54)	(52)

Net income (loss) available to common shareholders (GAAP)	A	$145	$(602)	$101	$55	$17

Goodwill impairment, net of tax		—	731	—	—	—

Regulatory charge and related tax benefit		—	—	—	44	—

Income available to common shareholders, excluding goodwill impairment and regulatory charge and related tax benefit (non-GAAP)	B	$145	$129	$101	$99	$17

Net income (loss) available to common shareholders (GAAP)	A	$145	$(602)	$101	$55	$17

Income (loss) from discontinued operations, net of tax (GAAP) (1)		(40)	(467)	14	30	19

Income (loss) from continuing operations available to common shareholders (GAAP)	C	185	(135)	87	25	(2)

Goodwill impairment from continuing operations (non-deductible)		—	253	—	—	—
Regulatory charge and related tax benefit from continuing operations (2)		—	—	—	(17)	—

Income (loss) from continuing operations available to common shareholders, excluding goodwill impairment and regulatory charge and related tax benefit (non-GAAP)	D	$185	$118	$87	$8	$(2)

Weighted-average diluted shares	E	1,283	1,259	1,261	1,260	1,259

Earnings (loss) per common share - diluted (GAAP)	A/E	$0.11	$(0.48)	$0.08	$0.04	$0.01

Earnings (loss) per common share from continuing operations - diluted (GAAP)	C/E	$0.14	$(0.11)	$0.07	$0.02	$(0.00)

Earnings (loss) per common share from continuing operations, excluding goodwill impairment and regulatory charge and related tax benefit - diluted (non-GAAP)	D/E	$0.14	$0.09	$0.07	$0.01	$(0.00)

(1)	There are no preferred shares allocable to discontinued operations.
(2)	In the second quarter of 2010, Regions recorded a $200 million charge to account for a probable, reasonably estimable loss related to a pending settlement of regulatory matters. At that time, Regions assumed that the entire charge would be non-deductible for income tax purposes. $75 million of the regulatory charge relates to continuing operations. The settlement was finalized during the second quarter of 2011. At the time of settlement, Regions had better information related to tax implications. Approximately $125 million of the settlement charge will be deductible for federal income tax purposes. Accordingly, during the second quarter of 2011, Regions adjusted federal income taxes to account for the impact of the deduction. The adjustment reduced Regions’ provision for income taxes by approximately $44 million for the second quarter of 2011, of which approximately $17 million relates to continuing operations.

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Reconciliation to GAAP Financial Measures - Continuing Operations

Fee Income Ratios and Efficiency Ratios

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. The table also shows the fee ratio (non-GAAP), generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee ratio. Net interest income on a fully taxable-equivalent basis (GAAP) and non-interest income are added together to arrive at total revenue (GAAP). Adjustments are made to arrive at adjusted total revenue (non-GAAP), which is the denominator for the fee and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		As of and for Quarter Ended
($ amounts in millions)		3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Continuing Operations
Non-interest expense (GAAP)		$913	$1,124	$850	$956	$932
Adjustments:
Securities impairment, net		—	(2)	—	—	—
Branch consolidation and property and equipment charges		—	2	—	(77)	—
Goodwill impairment		—	(253)	—	—	—

Adjusted non-interest expense (non-GAAP)	F	$913	$871	$850	$879	$932

Net interest income, taxable-equivalent basis (GAAP)		$839	$858	$859	$864	$864

Non-interest income (GAAP)		$524	$507	$513	$543	$580
Adjustments:
Securities (gains) losses, net		(12)	(7)	1	(24)	(82)
Leveraged lease termination (gains) losses, net		(7)	(10)	2	—	—
Loss (gain) on sale of mortgage loans			—	—	—	3

Adjusted non-interest income (non-GAAP)	G	505	490	516	519	501

Adjusted total revenue (non-GAAP)	H	$1,344	$1,348	$1,375	$1,383	$1,365

Fee income ratio (non-GAAP)	G/H	37.6%	36.4%	37.5%	37.5%	36.7%
Efficiency ratio (non-GAAP)	F/H	67.9%	64.6%	61.8%	63.6%	68.3%

Adjusted Non-Interest Income/Expense

The table below presents computations of adjusted non-interest income/expense for the first quarter of 2012 and the fourth quarter of 2011 (non-GAAP). Management uses these measures to monitor performance and believes these measures provide meaningful information to investors. Non-interest income/expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income/expense (non-GAAP). Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

	Quarter Ended
Continuing Operations	3/31/12	12/31/11	$ Change	% Change
Non-interest income (GAAP)	$524	$507	$17	3.4%
Adjustments:
Securities (gains) losses, net	(12)	(7)	(5)	71.4%
Leveraged lease termination (gains) losses, net	(7)	(10)	3	-30.0%

Adjusted non-interest income (non-GAAP)	$505	$490	$15	3.1%

	Quarter Ended
Continuing Operations	3/31/12	12/31/11	$ Change	% Change
Non-interest expense (GAAP)	$913	$1,124	$(211)	-18.8%
Adjustments:
Goodwill impairment	—	(253)	253	-100.0%

Adjusted non-interest expense (non-GAAP)	$913	$871	$42	4.8%

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Reconciliation to GAAP Financial Measures

Return Ratios, Tangible Common Ratios, Capital

The following tables provide calculations of “return on average tangible common stockholders’ equity”, end of period “tangible common stockholders’ equity” ratios and a reconciliation of stockholders’ equity (GAAP) to tangible common stockholders’ equity (non-GAAP), Tier 1 capital (regulatory) and “Tier 1 common equity” (non-GAAP). Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank’s capital adequacy based on Tier 1 capital, the calculation of which is codified in federal banking regulations. In connection with the Company’s Comprehensive Capital Assessment and Review (“CCAR”), these regulators are supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not codified, analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity and/or the Tier 1 common equity measure. Because tangible common stockholders’ and Tier 1 common equity are not formally defined by GAAP or codified in the federal banking regulations, these measures are considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity and Tier 1 common equity, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity (non-GAAP). Tier 1 common equity (non-GAAP) is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio (non-GAAP). The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
RETURN ON AVERAGE ASSETS FROM CONTINUING OPERATIONS
Average assets (GAAP) - continuing operations	I	$123,756	$124,900	$126,586	$127,438	$127,987

Return on average assets from continuing operations (GAAP) (1)	C/I	0.59%	(0.43%)	0.26%	0.08%	(0.01%)

Return on average assets from continuing operations, excluding goodwill impairment and regulatory charge related tax benefit (non-GAAP) (1)	D/I	0.59%	0.37%	0.26%	0.03%	(0.01%)

RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY
Average stockholders’ equity (GAAP)		$16,715	$17,151	$17,069	$16,796	$16,684
Less: Average intangible assets (GAAP)		5,253	6,019	5,998	5,909	5,935
Average deferred tax liability related to intangibles (GAAP)		(198)	(210)	(224)	(230)	(237)
Average preferred equity (GAAP)		3,423	3,413	3,402	3,392	3,383

Average tangible common stockholders’ equity (non-GAAP)	J	$8,237	$7,929	$7,893	$7,725	$7,603

Return on average tangible common stockholders’ equity (GAAP) (1)	A/J	7.08%	-30.12%	5.05%	2.88%	0.89%

Return on average tangible common stockholders’ equity, excluding goodwill impairment and regulatory charge related tax benefit (non-GAAP) (1)	B/J	7.08%	6.45%	5.05%	5.14%	0.89%

TANGIBLE COMMON RATIOS - CONSOLIDATED
Stockholders’ equity (GAAP)		$17,534	$16,499	$17,263	$16,888	$16,619
Less: Preferred equity (GAAP)		3,429	3,419	3,409	3,399	3,389
Intangible assets (GAAP)		5,236	5,265	6,039	5,981	5,919
Deferred tax liability related to intangibles (GAAP)		(195)	(200)	(220)	(227)	(233)

Tangible common stockholders’ equity (non-GAAP)	K	$9,064	$8,015	$8,035	$7,735	$7,544
Total assets (GAAP)		$128,282	$127,050	$129,762	$130,908	$131,756
Less: Intangible assets (GAAP)		5,236	5,265	6,039	5,981	5,919
Deferred tax liability related to intangibles (GAAP)		(195)	(200)	(220)	(227)	(233)

Tangible assets (non-GAAP)	L	$123,241	$121,985	$123,943	$125,154	$126,070
Shares outstanding—end of quarter	M	1,412	1,259	1,259	1,259	1,256
Tangible common stockholders’ equity to tangible assets (non-GAAP)	K/L	7.35%	6.57%	6.48%	6.18%	5.98%
Tangible common book value per share (non-GAAP)	K/M	$6.42	$6.37	$6.38	$6.15	$6.00

TIER 1 COMMON RISK-BASED RATIO (2) - CONSOLIDATED
Stockholders’ equity (GAAP)		$17,534	$16,499	$17,263	$16,888	$16,619
Accumulated other comprehensive (income) loss		60	69	(92)	177	387
Non-qualifying goodwill and intangibles		(4,881)	(4,900)	(5,649)	(5,668)	(5,686)
Disallowed deferred tax assets		(345)	(432)	(506)	(498)	(463)
Disallowed servicing assets		(36)	(35)	(35)	(35)	(28)
Qualifying non-controlling interests		92	92	92	92	92
Qualifying trust preferred securities		846	846	846	846	846

Tier 1 capital (regulatory)		$13,270	$12,139	$11,919	$11,802	$11,767
Qualifying non-controlling interests		(92)	(92)	(92)	(92)	(92)
Qualifying trust preferred securities		(846)	(846)	(846)	(846)	(846)
Preferred stock		(3,429)	(3,419)	(3,409)	(3,399)	(3,389)

Tier 1 common equity (non-GAAP)	N	$8,903	$7,782	$7,572	$7,465	$7,440
Risk-weighted assets (regulatory)	O	92,546	91,449	92,786	93,865	93,929
Tier 1 common risk-based ratio (non-GAAP)	N/O	9.6%	8.5%	8.2%	7.9%	7.9%

(1)	Annualized
(2)	Current quarter amount and the resulting ratio is estimated

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2012 Earnings Release

Reconciliation to GAAP Financial Measures

Tier 1 Capital - With History Adjusted for Series A Retirement

Regions Series A preferred stock was retired on April 4, 2012. The following tables present the calculations of Tier 1 capital and the Tier 1 capital ratio, adjusted as if the retirement occurred on the last day of the quarter for each period presented. The amount retired includes the Series A preferred stock plus the remaining balance of the related discount. The tables do not include an adjustment for the retirement of the warrant to purchase 48.3 million shares of Regions common stock at $10.88 as this amount cannot be estimated at this time.

	As of March 31, 2012
($ amounts in millions)	As Reported	Series A Retirement	As Adjusted
TIER 1 RISK-BASED RATIO
Stockholders’ equity	$17,534	(3,500)	14,034
Accumulated other comprehensive loss	60	—	60
Non-qualifying goodwill and intangibles	(4,881)	—	(4,881)
Disallowed deferred tax assets	(345)	—	(345)
Disallowed servicing assets	(36)	—	(36)
Qualifying non-controlling interests	92	—	92
Qualifying trust preferred securities	846	—	846

Tier 1 capital	$13,270	$(3,500)	$9,770

Risk-weighted assets	92,546		92,546
Tier 1 capital ratio	14.3%		10.6%

	As of December 31, 2011
($ amounts in millions)	As Reported	Series A Retirement	As Adjusted
TIER 1 RISK-BASED RATIO
Stockholders’ equity	$16,499	(3,500)	12,999
Accumulated other comprehensive loss	69	—	69
Non-qualifying goodwill and intangibles	(4,900)	—	(4,900)
Disallowed deferred tax assets	(432)	—	(432)
Disallowed servicing assets	(35)	—	(35)
Qualifying non-controlling interests	92	—	92
Qualifying trust preferred securities	846	—	846

Tier 1 capital	$12,139	$(3,500)	$8,639

Risk-weighted assets	91,449		91,449
Tier 1 capital ratio	13.3%		9.4%

	As of September 30, 2011
($ amounts in millions)	As Reported	Series A Retirement	As Adjusted
TIER 1 RISK-BASED RATIO
Stockholders’ equity	$17,263	(3,500)	13,763
Accumulated other comprehensive income	(92)	—	(92)
Non-qualifying goodwill and intangibles	(5,649)	—	(5,649)
Disallowed deferred tax assets	(506)	—	(506)
Disallowed servicing assets	(35)	—	(35)
Qualifying non-controlling interests	92	—	92
Qualifying trust preferred securities	846	—	846

Tier 1 capital	$11,919	$(3,500)	$8,419

Risk-weighted assets	92,786		92,786
Tier 1 capital ratio	12.8%		9.1%

	As of June 30, 2011
($ amounts in millions)	As Reported	Series A Retirement	As Adjusted
TIER 1 RISK-BASED RATIO
Stockholders’ equity	$16,888	(3,500)	13,388
Accumulated other comprehensive loss	177	—	177
Non-qualifying goodwill and intangibles	(5,668)	—	(5,668)
Disallowed deferred tax assets	(498)	—	(498)
Disallowed servicing assets	(35)	—	(35)
Qualifying non-controlling interests	92	—	92
Qualifying trust preferred securities	846	—	846

Tier 1 capital	$11,802	$(3,500)	$8,302

Risk-weighted assets	93,865		93,865
Tier 1 capital ratio	12.6%		8.8%

	As of March 31, 2011
($ amounts in millions)	As Reported	Series A Retirement	As Adjusted
TIER 1 RISK-BASED RATIO
Stockholders’ equity	$16,619	(3,500)	13,119
Accumulated other comprehensive loss	387	—	387
Non-qualifying goodwill and intangibles	(5,686)	—	(5,686)
Disallowed deferred tax assets	(463)	—	(463)
Disallowed servicing assets	(28)	—	(28)
Qualifying non-controlling interests	92	—	92
Qualifying trust preferred securities	846	—	846

Tier 1 capital	$11,767	$(3,500)	$8,267

Risk-weighted assets	93,929		93,929
Tier 1 capital ratio	12.5%		8.8%

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2012 Earnings Release

Reconciliation to GAAP Financial Measures Basel III

The following table provides calculations of Tier 1 capital and Tier 1 common, based on Regions’ current understanding of Basel III requirements. Regions currently calculates its risk-based capital ratios under guidelines adopted by the Federal Reserve based on the 1988 Capital Accord (“Basel I”) of the Basel Committee on Banking Supervision (the “Basel Committee”). In December 2010, the Basel Committee released its final framework for Basel III, which will strengthen international capital and liquidity regulation. When implemented by U.S. bank regulatory agencies and fully phased-in, Basel III will change capital requirements and place greater emphasis on common equity. Implementation of Basel III will begin on January 1, 2013, and will be phased in over a multi-year period. The U.S. bank regulatory agencies have not yet finalized regulations governing the implementation of Basel III. Accordingly, the calculations provided below are estimates, based on Regions’ current understanding of the framework, including the Company’s reading of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as the regulations are finalized. Because the Basel III implementation regulations are not formally defined by GAAP and have not yet been finalized and codified, these measures are considered to be non-GAAP financial measures, and other entities may calculate them differently from Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using the Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on the same basis.

($ amounts in millions)	3/31/12

Stockholders’ equity (GAAP)	$17,534
Non-qualifying goodwill and intangibles (1)	(5,041)
Adjustments, including other comprehensive income related to cash flow hedges, disallowed deferred tax assets, threshold deductions and other adjustments	(680)

	$11,813
Qualifying non-controlling interests	4

Basel III Tier 1 Capital (non-GAAP)	$11,817

Basel III Tier 1 Capital (non-GAAP)	$11,817

Preferred Stock	(3,429)
Qualifying non-controlling interests	(4)

Basel III Tier 1 Common (non-GAAP)	$8,384

Basel I risk-weighted assets	92,546
Basel III risk-weighted assets (2)	94,334

		Minimum
Basel III Tier 1 Capital Ratio	12.5%	8.5%
Basel III Tier 1 Common Ratio	8.9%	7.0%

(1)	Under Basel III, regulatory capital must be reduced by purchased credit card relationship intangible assets. These assets are partially allowed in Basel I capital.
(2)	Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III. The amount included above is a reasonable approximation, based on our understanding of the requirements.

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Statements of Discontinued Operations (unaudited)

On January 11, 2012, Regions entered into a stock purchase agreement to sell Morgan Keegan and Company, Inc. and related affiliates to Raymond James Financial Inc. The sale was closed on April 2, 2012. Morgan Asset Management and Regions Morgan Trust are not included in the sale. In connection with the closing, the Company and Raymond James agreed that in lieu of the $250 million pre-closing dividend from Morgan Keegan and Company, Inc. to the Company as contemplated in the original agreement, the parties would increase the purchase price by the same amount. The total purchase price received by the Company was approximately $1.2 billion. In connection with the agreement, the results of the entities being sold are reported as discontinued operations. The following tables represent the unaudited condensed results of operations for discontinued operations.

	Quarter Ended
($ amounts in millions)	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Interest income	$8	$8	$9	$10	$10
Interest expense	1	1	1	2	2

Net interest income	7	7	8	8	8
Non-interest income
Brokerage, investment banking and capital markets	233	251	222	229	236
Other	7	11	10	9	27

Total non-interest income	240	262	232	238	263
Non-interest expense
Salaries and employee benefits	171	172	146	160	166
Net occupancy expense	9	9	9	9	9
Furniture and equipment expense	8	9	7	7	7
Goodwill impairment	—	492	—	—	—
Professional and legal fees	96	23	22	23	25
Other	28	36	32	43	28

Total non-interest expense	312	741	216	242	235
Income (loss) from discontinued operations before income tax	(65)	(472)	24	4	36
Income tax expense (benefit) (1) (2)	(25)	(5)	10	(26)	17

Income (loss) from discontinued operations, net of tax	$(40)	$(467)	$14	30	19

Weighted-average shares outstanding - during quarter:
Basic	1,282	1,259	1,259	1,258	1,257
Diluted	1,282	1,259	1,261	1,260	1,259

Earnings (loss) per common share from discontinued operations:
Basic	$(0.03)	$(0.37)	$0.01	$0.02	$0.01
Diluted	$(0.03)	$(0.37)	$0.01	$0.02	$0.01

(1)	In the second quarter of 2010, Regions recorded a $200 million charge to account for a probable, reasonably estimable loss related to a pending settlement of regulatory matters. At that time, Regions assumed that the entire charge would be non-deductible for income tax purposes. $125 million of the regulatory charge relates to discontinued operations. The regulatory settlement was finalized in the second quarter of 2011. At the time of the settlement, Regions had better information related to the tax implications. Approximately $125 million of the $200 million settlement charge will be deductible for federal income tax purposes. Accordingly, during the second quarter of 2011, Regions adjusted federal income taxes to account for the impact of the deduction. The adjustment reduced income tax expense by approximately $44 million for the second quarter of 2011, of which approximately $27 million relates to discontinued operations.
(2)	The 2011 income tax benefit includes a $14 million benefit related to goodwill impairment recorded in the fourth quarter of 2011.

Regions Financial Corporation and Subsidiaries

Financial Supplement to First Quarter 2012 Earnings Release

Forward-Looking Statements

This presentation may include forward-looking statements which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a “safe harbor” for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) became law on July 21, 2010, and a number of legislative, regulatory and tax proposals remain pending. Additionally, the U.S. Treasury and federal banking regulators continue to implement, but are also beginning to wind down, a number of programs to address capital and liquidity in the banking system. Future and proposed rules, including those that are part of the Basel III process, could require banking institutions to increase levels of capital. All of the foregoing may have significant effects on Regions and the financial services industry, the exact nature of which cannot be determined at this time.

•

Regions’ ability to mitigate the impact of the Dodd-Frank Act on debit interchange fees through revenue enhancements and other revenue measures, which will depend on various factors, including the acceptance by our customers of modified fee structures for Regions’ products and services.

•	Possible additional loan losses, impairment of goodwill and other intangibles, and adjustment of valuation allowances on deferred tax assets and the impact on earnings and capital.

•

Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins. Increases in benchmark interest rates would also increase debt service requirements for customers whose terms include a variable interest rate, which may negatively impact the ability of borrowers to pay as contractually obligated.

•

Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular, including any prolonging or worsening of the current unfavorable economic conditions including unemployment levels.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•	Possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations, may have an adverse effect on business.

•	Possible stresses in the financial and real estate markets, including possible continued deterioration in property values.

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business.

•	Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures.

•	Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers.

•	Regions’ ability to keep pace with technological changes.

•	Regions’ ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, and regulatory and compliance risk.

•	Regions’ ability to ensure adequate capitalization which is impacted by inherent uncertainties in forecasting credit losses.

•	The cost and other effects of material contingencies, including litigation contingencies, and any adverse judicial, administrative or arbitral rulings or proceedings.

•	The effects of increased competition from both banks and non-banks.

•	The effects of geopolitical instability and risks such as terrorist attacks.

•	Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits.

•	The effects of weather and natural disasters such as floods, droughts, wind, tornados and hurricanes, and the effects of man-made disasters.

•	Possible downgrades in ratings issued by rating agencies.

•	Potential dilution of holders of shares of Regions’ common stock resulting from the U.S. Treasury’s ownership of a warrant to purchase up to 48,253,677 shares of common stock.

•	Potential dilution of holders of shares of common stock resulting from any future efforts by Regions to raise additional capital.

•	Possible changes in the speed of loan prepayments by Regions’ customers and loan origination or sales volumes.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates and the related acceleration of premium amortization on those securities.

•	The effects of problems encountered by larger or similar financial institutions that adversely affect Regions or the banking industry generally.

•	Regions’ ability to receive dividends from its subsidiaries.

•	The effects of the failure of any component of Regions’ business infrastructure which is provided by a third party.

•	Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

•

With regard to the sale of Morgan Keegan the possibility of business disruption following the transaction; reputational risks and the reaction of customers and counterparties to the transaction; and occurrences which could cause post-closing adjustments to the purchase price.

•	The effects of any damage to Regions’ reputation resulting from developments related to any of the items identified above.

•

The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2011.

•

The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

Regions’ Investor Relations contact is List Underwood at (205) 801-0265; Regions’ Media contact is Tim Deighton at (205) 264-4551